Exhibit 5.1

        July 16, 2007

Universal American Financial Corp.
Six International Drive, Suite 190
Rye Brook, NY 10573

Re:
Universal American Financial Corp.
Form S-4 Registration Statement

Ladies and Gentlemen:

        We have acted as corporate counsel to Universal American Financial Corp., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance of shares of Company common stock, par value $0.01 per share ("Common Stock"), pursuant to an Agreement and Plan of Merger and Reorganization, dated as of May 7, 2007 (the "Merger Agreement"), by and among the Company, MH Acquisition I Corp., MH Acquisition II LLC, MemberHealth, Inc. ("MemberHealth"), MHRx LLC and Welsh, Carson, Anderson & Stowe IX, L.P., as shareholder representative. The Merger Agreement provides for the issuance by the Company of 14,175,000 shares of Common Stock as initial merger consideration, up to 17,325,000 shares of Common Stock if there is an equity funding shortfall and MemberHealth elects to reduce the initial cash merger consideration and increase the number of shares of Common Stock issuable as initial merger consideration, and an indeterminate number of shares of Common Stock pursuant to an earnout provision of the Merger Agreement and under the various other adjustment provisions of the Merger Agreement (collectively, the "Shares"). This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus included therein, other than as to the legality of the Shares.

        In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion, including the Registration Statement and the Restated Certificate of Incorporation and Bylaws of the Company as in effect on the date hereof. As to the facts material to this opinion, we have relied upon certificates of public officials and certificates and written statements (including the representations made in the Merger Agreement) of officers and representatives of the Company.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons, and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company). For the purposes of our opinion, we have assumed that in connection with the issuance of the indeterminate number of shares of Common Stock pursuant to an earnout provision of the Merger Agreement and under the various other adjustment provisions of the Merger Agreement, the Company will not issue more shares of Common Stock than are authorized for issuance under its Restated Certificate of Incorporation.

        On the basis of the foregoing and such examination of law as we have deemed necessary, and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that

(i) assuming the effectiveness of the Registration Statement under the Securities Act at the time of the issuance of the Shares, and (ii) issuance of the Shares in accordance with the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

        The opinions expressed herein are limited to the laws of the State of New York. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or blue sky laws.

        This opinion has been prepared for your use solely in connection with the Registration Statement. This opinion is based upon the law as in effect and the facts known to us on the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP